UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

November 4, 2003

Date of Report (Date of earliest event reported)

Stage Stores, Inc.

(Exact name of registrant as specified in its charter)

000-21011

(Commission File Number)

NEVADA (State or other jurisdiction of incorporation)	91-1826900 (I.R.S. Employer Identification No.)
10201 Main Street, Houston, Texas (Address of principal executive offices)	77025 (Zip Code)

(800) 579-2302

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Stage Stores, Inc. (the "Company") hereby amends Item 7 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2003, to file the Financial Statements and Exhibits of the Company related to the acquisition of Peebles Inc. ("Peebles"), a privately held retail company headquartered in South Hill, Virginia (as described in that Form 8-K). It was not possible to provide the Financial Statements and Exhibits contained in this Form 8-K/A at the time the Company filed the Current Report on Form 8-K on November 12, 2003.

ITEM 7. Financial Statements and Exhibits

  Financial Statements of Businesses Acquired.

  The following historical information of Peebles Inc. is included in Appendices A and B hereto and incorporated herein by reference:

  FINANCIAL STATEMENTS OF PEEBLES INC.
Report of Independent Auditors	A-4
Consolidated Balance Sheets as of February 1, 2003 and February 2, 2002	A-5
Consolidated Statements of Income for the Fiscal Years Ended February 1, 2003 and	A-6
February 2, 2002
Consolidated Statements of Changes in Stockholders' Equity for the Years Ended	A-7
February 1, 2003 and February 2, 2002
Consolidated Statements of Cash Flows for the Fiscal Years Ended February 1, 2003 and	A-8
February 2, 2002
Notes to Consolidated Financial Statements	A-9

  UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS OF PEEBLES INC.
Unaudited Consolidated Condensed Balance Sheets as of November 1, 2003 and	B-1
February 1, 2003
Unaudited Consolidated Condensed Statements of Income for the Thirty-Nine Weeks	B-2
Ended November 1, 2003 and November 2, 2002
Unaudited Consolidated Condensed Statements of Cash Flows for the Thirty-Nine	B-3
Weeks Ended November 1, 2003 and November 2, 2002
Notes to Unaudited Consolidated Condensed Financial Statements	B-4

  Pro Forma Financial Information.

  The following pro forma combined financial information is included in Appendix C hereto and incorporated herein by reference:

  PRO FORMA FINANCIAL STATEMENTS

Introduction	C-1
Unaudited Pro Forma Combined Condensed Balance Sheet as of November 1, 2003	C-2
Unaudited Pro Forma Combined Condensed Statement of Income for the Year Ended	C-3
February 1, 2003
Unaudited Pro Forma Combined Condensed Statement of Income for the Thirty-Nine	C-4
Weeks Ended November 1, 2003
Notes to Unaudited Pro Forma Combined Condensed Financial Statements	C-5

  Exhibits.

           23.1    Consent of Ernst & Young LLP, Independent Auditors dated January 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                             STAGE STORES, INC.

January 20, 2004                                                                                                               /s/ Michael E. McCreery

(Date)                                                                                                                                 Michael E. McCreery

                                                                                                                                            Executive Vice President and Chief

                                                                                                                                            Financial Officer

Report of Ernst & Young LLP, Independent Auditors

Board of Directors

Peebles Inc.

We have audited the accompanying consolidated balance sheets of Peebles Inc. and subsidiary as of February 1, 2003 and February 2, 2002, and the related consolidated statements of income and cash flows for each of the two fiscal years in the period ended February 1, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Peebles Inc. and subsidiary at February 1, 2003 and February 2, 2002, and the consolidated results of their operations and their cash flows for each of the two fiscal years in the period ended February 1, 2003 in conformity with accounting principles generally accepted in the United States.

As discussed in Note A to the consolidated financial statements, in 2002 the Company changed its accounting for goodwill to comply with the accounting provisions of Statement of Financial Accounting Standards No. 142.

/s/ Ernst & Young LLP

Richmond, Virginia

March 7, 2003

Peebles Inc.
Consolidated Balance Sheets
(in thousands, except shares and per share amounts)

	February 1,	February 2,
	2003	2002
ASSETS
Current assets
Cash	$ 739	$ 1,773
Accounts receivable, net	39,431	41,661
Merchandise inventories	82,355	79,061
Prepaid expenses	1,809	1,701
Other	83	361
Total current assets	124,417	124,557

Property and equipment, net
Fixture and equipment	80,771	79,346
Land and building	13,809	13,863
Leasehold improvements	1,548	1,548
	96,128	94,757
Accumulated depreciation and amortization	48,873	43,754
Property and equipment, net	47,255	51,003

Other assets
Excess of cost over net assets acquired, net	35,223	35,223
Deferred financing costs, net	2,079	472
Beneficial leaseholds, net	2,189	2,521
Other	3,575	3,027
	43,066	41,243
	$ 214,738	$ 216,803

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 16,531	$ 16,915
Accrued compensation and other expenses	5,868	6,207
Deferred income taxes	1,192	1,346
Current maturities of long-term debt	-	10,061
Other	5,500	4,765
Total current liabilities	29,091	39,294

Long-term debt	62,737	73,225
Other long-term liabilities	3,871	2,014
Deferred income taxes	9,685	9,820
Stockholders' equity
Preferred stock - no par value, authorized 1,000,000	-	-
shares, none issued or outstanding
Common stock - par value $.10 per share, authorized	1	1
5,000,000 shares, 1,000 issued and outstanding
Additional capital	59,490	59,490
Accumulated other comprehensive loss	(1,283)	(209)
Retained earnings	51,146	33,168
Stockholders' equity	109,354	92,450
Total liabilities and stockholders' equity	$ 214,738	$ 216,803

See notes to consolidated financial statements

Peebles Inc.
Consolidated Statements of Income
(in thousands)

	Fiscal Years Ended
	February 1,	February 2,
	2003	2002

Net sales	$ 314,067	$ 308,317

Costs and expenses
Cost of sales	183,783	179,708
Selling, general and administrative expenses	87,559	85,601
Depreciation and amortization	9,628	11,523
Operating income	33,097	31,485

Other (expense) income	(75)	43
Interest expense	4,923	6,948
Income before income taxes	28,099	24,580
Income taxes	9,975	10,078
Net income	$ 18,124	$ 14,502

See notes to consolidated financial statements

Peebles Inc.
Consolidated Statements of Changes in Stockholders' Equity
(in thousands, except share amounts)

	Common Stock
				Accumulated
				Other
		Par	Additional	Comprehensive	Retained
	Shares	Value	Capital	Income (Loss)	Earnings
Balance February 3, 2001	1,000	$ 1	$ 59,307	$ -	$ 19,362

Dividend to PHC retail for share repurchase		-	-	-	(696)
Exercise of PHC retail stock options		-	183	-	-
Unrealized loss on interest rate swap		-	-	(209)	-
(net of deferred tax benefit of $127)
Net income		-	-	-	14,502

Balance February 2, 2002	1,000	$ 1	$ 59,490	$ (209)	$ 33,168

Dividend to PHC retail for share repurchase		-	-	-	(146)
Unrealized loss on interest rate swap		-	-	(261)	-
(net of deferred tax benefit of $160)
Minimum pension liability		-	-	(813)	-
(net of deferred tax benefit of $498)
Net income		-	-	-	18,124

Balance February 1, 2003	1,000	$ 1	$ 59,490	$ (1,283)	$ 51,146

See notes to consolidated financial statements

Peebles Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Fiscal Years Ended
	February 1,	February 2,
	2003	2002
Cash flows from operating activities:
Net income	$ 18,124	$ 14,502
Adjustment to reconcile net income to net cash
provided by operating activities:
Depreciation	8,516	8,592
Amortization	1,474	3,477
Deferred income taxes	369	(281)
Provision for doubtful accounts	5,847	3,568
LIFO/market reserve adjustment	-	(222)
Changes in operating assets and liabilities:
Accounts receivable	(3,617)	(7,889)
Merchandise inventories	(3,294)	(8,259)
Accounts payable	(384)	1,753
Other assets and liabilities	380	792
Net cash provided by operating activities	27,415	16,033

Cash flows from investing activities:
Purchase of property and equipment	(5,548)	(10,260)
Acquisition of new store locations	-	(2,375)
Other	(51)	(96)
Net cash used in investing activities	(5,599)	(12,731)

Cash flows from financing activities:
Proceeds from revolving line of credit and long-term debt	396,363	494,457
Reduction in revolving line of credit and long-term debt	(416,937)	(496,976)
Financing fees	(2,130)	-
Dividend to PHC Retail	(146)	(696)
Net cash used in financing activities	(22,850)	(3,215)

(Decrease) increase in cash and cash equivalents	(1,034)	87

Cash beginning of period	1,773	1,686
Cash end of period	$ 739	$ 1,773

See notes to consolidated financial statements

Peebles Inc.

Notes to Consolidated Financial Statements

February 1, 2003

(in thousands, except per share amounts)

NOTE A-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations: Peebles Inc. ("Peebles" or the "Company") is a wholly owned subsidiary of PHC Retail Holding Company ("PHC Retail"). PHC Retail, a closely held company, has no significant assets other than the entire equity interest of Peebles Inc. common stock, $.10 par value (the "Common Stock"). Peebles operates retail department stores offering predominately fashion merchandise for the entire family and selected home accessories. At February 1, 2003, the Company was operating 137 stores located primarily in small and medium sized communities which typically do not have a mall-based department store. The stores serve communities in 17 states, located primarily in the Southeast and Mid-Atlantic.

Principles of Consolidation: The consolidated financial statements include the accounts of Peebles and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated.

Fiscal Year: The Company's fiscal year ends on the Saturday nearest January 31. Fiscal years 2002 and 2001 ended on February 1, 2003 and February 2, 2002, respectively. Results of operations consisted of fifty-two weeks in 2002 and 2001. References to years relate to fiscal years rather than calendar years. Certain amounts in the 2001 consolidated financial statements have been reclassified to conform to the 2002 presentation.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents: Peebles considers all highly liquid investments maturing within three months of purchase to be cash equivalents. There were no cash equivalents at February 1, 2003 or February 2, 2002.

Fair Value of Financial Instruments: The carrying amounts of accounts receivables and accounts payable approximate fair value due to their short maturities. The carrying amount of long-term debt approximates fair value as the stated interest rates approximate market rates. The carrying amount of cash flow hedges approximate fair value, based upon quoted market prices.

Merchandise Inventories: Merchandise inventories are accounted for by the retail inventory method applied on a last in, first out ("LIFO") basis.

Property and Equipment: Property and equipment is stated on the basis of cost. Depreciation of property and equipment is provided primarily by the straight-line method over the estimated useful lives of the related assets, generally 7 to 10 years for fixtures and equipment and 20 years for buildings. The cost of leasehold improvements is amortized over the shorter of the economic lives or the terms of the leases by the straight-line method. Amortization of buildings under capital leases is computed by the straight-line method over the lease term and is included in depreciation and amortization expense.

Long-Lived Assets: As of February 3, 2002, The Company adopted the provisions of Financial Accounting Standards Board Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). SFAS addresses the financial accounting and reporting for impairment or disposal of long-lived assets and supercedes SFAS No. 121. The adoption of SFAS No. 144 did not have a material impact on the Company's consolidated results or financial position. The Company periodically reviews the carrying value of long-lived assets to determine if impairment has occurred. The primary indicators of impairment are, but not limited to, significant changes in competition or demographics, recent historical operating profitability and projected profitability. In general, the carrying value of long-lived assets is considered recoverable if it is less than the related future projected undiscounted cash flows. If the carrying value were found to be greater, the carrying value would be reduced to fair value. Projections included in this review are based on management's best estimates of future performance.

Goodwill and Other Intangible Assets: In June 2001, the Financial Accounting Standards Board issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). Under the provisions of SFAS No. 142, goodwill and certain other indefinite-lived intangible assets are no longer amortized, and instead, are tested for impairment on at least an annual basis or at any time certain indicators of impairment arise. The Company adopted the provisions of SFAS No. 142 as of February 3, 2002, the beginning of the current fiscal year, and completed the required annual impairment tests of excess of cost over net assets acquired ("Goodwill") and indefinite-lived intangible assets in April 2002. Based on the results of those tests, the carrying value of Goodwill, $35,223, was not adjusted. The Goodwill accumulated amortization at February 1, 2003 and February 2, 2002 was $12,734.

Through February 2, 2002, Goodwill was being amortized on a straight-line basis over a twenty-five year period. Goodwill amortization expense for 2001 was $1,917. If Goodwill had not been amortized in 2001, net income would have increased to $15,671, as the effective income tax rate would have decreased from 41% to 39%.

Intangible assets with finite lives continue to be amortized over their useful lives. These lives were reevaluated and remain unchanged. Intangible assets with finite lives are beneficial leaseholds and deferred financing costs.

Beneficial Leaseholds: Beneficial leaseholds relate to acquired leases and represent the difference between the acquired minimum lease payment and a fair market lease payment. Beneficial leaseholds are amortized on a straight-line basis over the composite useful lives of the related leases, approximately 11 years. At February 1, 2003 and February 2, 2002, the gross carrying value of beneficial leaseholds was $3,256 and accumulated amortization was $1,067 and $735, respectively. Amortization expense for beneficial leaseholds in 2002 and 2001 was $332 and $240, respectively.

Deferred Financing Costs: Deferred financing costs are amortized on a straight-line basis over the four-year period consistent with the related financing. Amortization expense of $362 and $546 is included in interest expense for 2002 and 2001, respectively. Accumulated amortization at February 1, 2003 and February 2, 2002 was $2,666 and $2,142, respectively.

Revenue: Retail sales are of merchandise. "Net Sales" as shown are net of actual returns for the period and exclude all taxes. Revenue from in-store services and finance charges on credit balances are recorded as a reduction to selling, general and administrative expenses.

Advertising Costs: Advertising costs, charged to selling, general and administrative expenses as incurred, were $5,363 and $6,174 for 2002 and 2001, respectively.

Income Taxes: The Company provides for deferred income taxes under the liability method. Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years the differences are expected to reverse.

Store Opening Costs: Store opening costs are charged to selling, general and administrative expenses as incurred.

Derivative Financial Instruments: The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Financial Instruments and Hedging Activities", as amended by SFAS No. 138, effective February 4, 2001. For derivative financial instruments qualifying as a cash flow hedge, changes in the fair value of the effective portion of the derivative instrument are recognized in Other Comprehensive Income ("OCI"). The Company enters into interest rate swap agreements to manage exposure to interest rate fluctuations.

NOTE B-ACCOUNTS RECEIVABLE

Accounts receivable are shown net of $3,600 and $2,800, representing the allowance for doubtful accounts at February 1, 2003 and February 2, 2002, respectively. The provision for doubtful accounts was $5,847 and $3,568 for 2002 and 2001, respectively. Finance charges on credit sales and late fees for delinquent payments are included as a reduction to selling, general and administrative expenses. Finance charges and late fees totaled $7,920 and $7,306 for 2002 and 2001, respectively.

As a service to its customers, the Company offers credit through the use of its own charge card and certain major credit cards. The Peebles' customer usually resides in the local community immediately surrounding the store location. Peebles stores serve these local customers in 17 states. The Company does not require collateral from its customers.

NOTE C-MERCHANDISE INVENTORIES

Merchandise inventories are accounted for by the retail inventory method applied on a last-in, first-out ("LIFO") basis. In May of 1995 in connection with an acquisition of the Company, accounted for using the purchase method, the then existing LIFO reserve was eliminated and a new LIFO base year was established which included an adjustment to fair value (the "Fair Value Adjustment"). As such, The Fair Value Adjustment is included in the LIFO base year and represents the only difference between LIFO and inventory cost accounted for as first-in, first-out ("FIFO").

Merchandise inventories consisted of the following:

	February 1,	February 1,
	2003	2002
Merchandise inventories at FIFO cost	$ 74,919	$ 71,625
Fair Value Adjustment in LIFO base year	7,436	7,436
Merchandise inventories at lower of LIFO, cost or market	$ 82,355	$ 79,061

NOTE D-LONG-TERM DEBT

Long-term debt consisted of the following:

	February 1,	February 1,
	2003	2002
2002 Senior Revolver	$ 62,737	$ -
Senior Revolving Facility	-	35,500
Senior Term Note A	-	2,002
Senior Term Note B	-	43,987
Swingline Facility	-	1,597
Other	-	200
	62,737	83,286
Less current maturities:
Scheduled principal payments	-	2,367
Excess cash flow prepayment amount	-	7,694
Total current maturities	-	10,061

Long-term debt	$ 62,737	$ 73,225

On December 20, 2002, the Company entered into a $110,000 credit facility (the "Loan and Security Agreement") to refinance the existing credit facility (the "1998 Credit Agreement"). The Loan and Security Agreement provides a Senior Revolving Facility (the "2002 Senior Revolver"), with the total amount available to borrow determined by a defined, asset-based formula with certain specified reductions, including the amounts outstanding under letters of credit. On December 20, 2002, $80,660 was drawn on the 2002 Senior Revolver to extinguish all balances outstanding under the 1998 Credit Agreement, including the Senior Revolving Facility, the Senior Term Facility and the Swingline Facility.

The Loan and Security Agreement is secured by a first priority security interest in substantially all the personal and real property of the Company. The Loan and Security Agreement matures on December 20, 2006, and the 2002 Senior Revolver has no scheduled paydown provisions prior to maturity. The Company pays 3/8 of 1% per annum on any unused portion ("Excess Availability") of the 2002 Senior Revolver. At February 1, 2003, the total amount available to borrow was $87,064, borrowings totaled $62,737, resulting in Excess Availability of $24,327.

The Loan and Security Agreement provides for the drawings on the 2002 Senior Revolver to bear interest based on either the Prime rate or LIBOR, at the discretion of the Company. Under the terms of the Loan and Security Agreement, the interest rates available to the Company through May 31, 2003 are either LIBOR plus 3.00% or Prime plus .50%. Thereafter, the interest will be adjusted at the beginning of each fiscal quarter. The adjustment is based on the average Excess Availability during the previous fiscal quarter. From December 20, 2002 through February 1, 2003, the 2002 Senior Revolver bore interest at LIBOR plus 3.00%. Interest is typically payable monthly in arrears.

The Loan and Security Agreement restricts the payment of cash dividends. Cash dividends are primarily restricted to the repurchase of PHC Retail common stock from retiring management shareholders, and those cash dividends are limited to $2,000 in any fiscal year. In addition, after January 1, 2004 and subject to certain Excess Availability restrictions, cash dividends may be paid to PHC Retail to facilitate a cash dividend to shareholders.

The Company deferred $2,130 in financing fees to facilitate the Loan and Security Agreement. Those deferred financing fees are being amortized as interest expense over a four-year period ending December 20, 2006. Prior to entering into the Loan and Security Agreement, the 1998 Credit Agreement provided a Senior Term Facility, Senior Revolving Facility and a Swingline Facility. The Senior Term Facility included two notes, Senior Term Note A and Senior Term Note B. Senior Term Note A was retired October 31, 2002, and Senior Term Note B was scheduled to mature April 30, 2004. Senior Term Note A and Senior Term Note B bore interest at LIBOR plus 2.00% and LIBOR plus 2.50%, respectively. The Senior Revolving Facility was scheduled to mature April 30, 2003, bore interest at LIBOR plus 2.00%, and the Company paid a fee of 1/2 of 1% per annum on any unused portion of the Revolver. Loans under the Swingline Facility were drawn and repaid daily, based on the operating activity of the Company, and aggregate amounts outstanding could not exceed $5 million. The Swingline Facility bore interest at prime plus .75%.

The 1998 Credit Agreement required 75% of annual excess cash flow, as defined, be used to reduce borrowings under the Senior Term Facility as an excess cash flow ("ECF") prepayment amount. The ECF prepayments were funded through the Revolver and reduced Senior Term Note A and Senior Term Note B ratably. The 2001 ECF prepayment was $7,694 and was paid in May 2002.

In November 2001, the Company entered into two interest rate swap agreements (together, the "Swap Agreements") with notional amounts of $10,000 and $40,000, respectively, and expiration dates of November 20, 2002 and 2003, respectively. The Swap Agreements meet the definition of a cash flow hedge under the provisions of SFAS No. 133. In 2002 and 2001, interest expense was increased by $832 and $148, respectively, representing the difference between the Swap Agreements fixed rates and the floating rate, the 30-day LIBOR rate. At February 1, 2003 and February 2, 2002, The Company had current liabilities of $758 and $336, respectively, related to the Swap Agreements and a net unrealized loss of $470 and $209, respectively, included in OCI.

The Company had commitments under letters of credit of $2,300 and $1,850 at February 1, 2003 and February 2, 2002, respectively. The letters of credit, issued by a bank, are primarily to secure international shipments of merchandise.

The restrictive debt covenants of the 1998 Credit Agreement limited the payment of cash dividends to repurchase PHC Retail common stock from retiring management stockholders and could not exceed $750 in any fiscal year. In 2002 and 2001, $146 and $696 of PHC Retail common stock was repurchased, respectively, from retiring management shareholders.

The Company made cash interest payments of $4,090 and $6,653 for 2002 and 2001, respectively. Aggregate scheduled principal payments on the long-term debt are as follows: $62,737 in 2006.

NOTE E-LEASES

The Company leases substantially all of its store locations under capital and operating leases with initial terms ranging from 1 to 25 years and renewal options of 1 to 10 years expiring at various dates through 2052. Total rental expense under operating leases was as follows:

	2002	2001
Minimum	$ 16,282	$ 15,580
Contingent	175	243
	$ 16,457	$ 15,823

Contingent rentals are based upon a percentage of annual sales in excess of specified amounts.

Future minimum lease payments under capital leases and non-cancellable operating leases at February 1, 2003 were as follows:

	Capital	Operating
Fiscal Year	Leases	Leases
2003	$ 180	$ 13,585
2004	181	12,111
2005	60	10,881
2006	-	9,335
2007	-	8,288
Thereafter	-	41,100
Total minimum lease payments	421	95,300
Less: amounts representing interest	(51)	-
Present value of net minimum lease payments,
including current maturities of $146, with an
interest rate of 12.0%	$ 370	$ 95,300

NOTE F-EMPLOYEE BENEFIT PLANS

The Company sponsors one defined benefit pension plan, The Employees Retirement Plan of Peebles Inc. (the "Plan"), and several Supplemental Benefits Programs. The Plan covers certain participants who, in 1997, had reached certain age and years of service requirements. The Plan was closed to new participants at February 1, 1998. The Supplemental Benefits Programs provide certain key executives supplemental retirement income equal to 60% of final average compensation. The Company's funding policy for all plans is to make minimum annual contributions required by applicable regulations.

The following information relative to the above plans is disclosed in accordance with the requirements of SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits".

	2002	2001
Change in Benefit Obligation:
Benefit obligation at beginning of year	$ 6,651	$ 7,568
Service cost	204	226
Interest cost	446	534
Actuarial loss (gain)	876	(403)
Benefit payments	(582)	(1,274)
Benefit obligation at end of year	$ 7,595	$ 6,651

Change in Plan Assets:
Fair value of plan assets at beginning of year	$ 3,067	$ 4,707
Actual return on plan assets	(291)	(366)
Employer contribution	-	-
Benefit payments	(582)	(1,274)
Fair value of plan assets at end of year	$ 2,194	$ 3,067

Funded Status:
Funded status	$ (5,401)	$ (3,584)
Unrecognized actuarial loss	2,954	1,816
Unrecognized prior service cost	351	421
Accrued pension liability	$ (2,096)	$ (1,347)

Components of Net Periodic Pension Cost:
Service cost	$ 204	$ 226
Interest cost	446	534
Expected return on plan assets	(251)	(384)
Prior service cost recognized	70	70
Recognized losses	281	322
Net periodic pension cost	$ 750	$ 768

Weighted Average Assumptions as of
Measurement Date:
Discount rate	6.50%	7.00%
Expected return on plan assets	8.50%	9.00%
Rate of compensation increase	5.00%	5.00%

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the Supplemental Benefits Program with accumulated benefit obligations in excess of plan assets were $4,451, $2,968 and $0, respectively, as of February 1, 2003 and $3,299, $2,144 and $0, respectively, as of February 2, 2002.

The Company also maintains a qualified profit sharing and retirement savings plan, The Peebles Inc. 401 (k) Profit Sharing Plan, which under Section 401 (k) of the Internal Revenue Code, allows tax deferred contributions from eligible employees of up to 12% of their annual compensation. The Company matches employee contributions up to 50% of an employee's first 6% of eligible compensation. The Company's matching contributions, included in selling, general and administrative expenses, totaled $343 and $346 in 2002 and 2001, respectively.

NOTE G - INCOME TAXES

The provisions for income taxes consisted of the following:

		2002	2001

Current:	Federal	$ 8,157	$ 8,593
	State	1,449	1,766

Deferred:	Federal	301	(233)
	State	68	(48)
		$ 9,975	$ 10,078

Income taxes differ from the amounts computed by applying the applicable federal statutory rates due to the following:

	2002	2001

Taxes at the federal statutory rate	$ 9,835	$ 8,603
Increases (decreases):
State income taxes, net of federal tax	772	1,086
Amortization of goodwill	-	531
Other	(632)	(142)
	$ 9,975	$ 10,078

The Company received approximately $400 of state tax refunds in fiscal 2002 resulting in a decrease in the Company's effective state income tax rate. At February 1, 2003, the Company has net operating loss carryforwards of approximately $1,900 for income tax purposes, which expire in 2010. Due to Internal Revenue Service regulations, utilization of the net operating loss carryforwards may be limited in a particular year.

Significant components of deferred tax liabilities and assets are as follows:

	February 1,	February 2,
	2003	2002
Deferred tax liabilities:
Inventory valuation	$ 2,172	$ 2,005
Depreciation and amortization	12,274	11,612
Other	678	474
	15,124	14,091

Deferred tax assets:
Doubtful accounts	(1,418)	(1,103)
Net operating loss carryforwards	(765)	(907)
Other	(2,064)	(915)
	(4,247)	(2,925)
Net deferred tax liabilities	$ 10,877	$ 11,166
Peebles made cash income tax payments of $10,411 and $9,336 for 2002 and 2001, respectively.

NOTE H - VALUATION AND QUALIFYING ACCOUNTS

Activity related to valuation and qualifying accounts is as follows:

	Allowance for	Net LIFO/Market
	Doubtful Accounts	Reserve
Balance February 3, 2001	$ 2,400	$ 222
Charges (credits) to expense	3,568	(222)
Deductions - net write-off of uncollectible accounts	(3,168)	-
Balance February 2, 2002	2,800	-
Charges (credits) to expense	5,847	-
Deductions - net write-off of uncollectible accounts	(5,047)	-
Balance February 1, 2003	$ 3,600	$ -

Peebles Inc.
Unaudited Consolidated Condensed Balance Sheets
(in thousands, except shares and per share amounts)

	November 1,	February 1,
	2003	2003
ASSETS
Current assets
Cash	$ 303	$ 739
Accounts receivable, net of allowance for doubtful accounts of $3,200 and $3,600	31,880	39,431
Merchandise inventories	99,796	82,355
Prepaid expenses	2,891	1,809
Other	272	83
Total current assets	135,142	124,417

Property and equipment, net	44,993	47,255
Other assets
Excess of cost over net assets acquired, net	35,223	35,223
Deferred financing costs, net	1,709	2,079
Beneficial leaseholds, net	1,939	2,189
Other	4,240	3,575
	43,111	43,066
	$ 223,246	$ 214,738

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Account payable	$ 28,837	$ 16,531
Deferred income taxes	1,480	1,192
Accrue compensation and other expenses	8,966	11,368
Total current liabilities	39,283	29,091

Long-term debt	53,736	62,737
Other long-term liabilities	3,979	3,871
Deferred income taxes	9,685	9,685
Total liabilities	106,683	105,384

Stockholders' equity
Preferred stock - no par value, authorized 1,000,000	-	-
shares, none issued or outstanding
Common stock - par value $.10 per share, authorized	1	1
5,000,000 shares, 1,000 issued and outstanding
Additional capital	59,490	59,490
Accumulated other comprehensive loss	(813)	(1,283)
Retained earnings	57,885	51,146
Stockholders' equity	116,563	109,354
Total liabilities and stockholders' equity	$ 223,246	$ 214,738

See notes to unaudited consolidated condensed financial statements

Peebles Inc.
Unaudited Consolidated Condensed Statements of Income
(in thousands)

	Thirty-Nine Weeks Ended
	November 1,	November 2,
	2003	2002

Net sales	$ 211,488	$ 216,678

Costs and expenses
Cost of sales	126,376	126,231
Selling, general and administrative expenses	64,248	64,647
Depreciation and amortization	7,038	7,372
	197,662	198,250
Operating income	13,826	18,428

Interest expense	3,112	3,615
Income before income taxes	10,714	14,813
Income taxes	3,911	5,777
Net income	$ 6,803	$ 9,036

See notes to unaudited consolidated condensed financial statements

Peebles Inc.
Unaudited Consolidated Condensed Statements of Cash Flows
(in thousands)

	Thirty-Nine Weeks Ended
	November 1,	November 2,
	2003	2002
Cash flows from operating activities:
Net income	$ 6,803	$ 9,036
Adjustment to reconcile net income to net cash
provided by operating activities:
Depreciation	6,525	6,907
Amortization	912	752
Provision for doubtful accounts	3,108	4,518
Changes in operating assets and liabilities:
Accounts receivable	4,443	2,503
Merchandise inventories	(17,441)	(25,256)
Account payable	12,306	3,499
Other assets and liabilities	(3,610)	(3,579)
Net cash provided by operating activities	13,046	(1,620)

Cash flows from investing activities:
Purchase of property and equipment	(8,621)	(4,306)
Proceeds from sale of distribution center	4,204	-
Other	-	197
Net cash used in investing activities	(4,417)	(4,109)

Cash flows from financing activities:
Proceeds from revolving line of credit	288,493	317,984
Reduction in revolving line of credit and long-term debt	(297,494)	(313,670)
Dividend to PHC Retail	(64)	(54)
Net cash (used in) provided by financing activities	(9,065)	4,260

Decrease in cash and cash equivalents	(436)	(1,469)

Cash and cash equivalents beginning of period	739	1,773
Cash and cash equivalents end of period	$ 303	$ 304

See notes to unaudited consolidated condensed financial statements

Peebles Inc.

Notes to Unaudited Consolidated Condensed Financial Statements

(unaudited)

The accompanying Unaudited Consolidated Condensed Financial Statements of Peebles Inc. ("Peebles" or the "Company") do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Those adjustments that are, in the opinion of management, necessary for a fair presentation of the results of the interim periods, have been made. The results of operations for such interim periods are not necessarily indicative of the results of operations for a full year. The Unaudited Consolidated Condensed Financial Statements should be read in conjunction with the Audited Consolidated Financial Statements and notes thereto filed with this Form 8-K/A.

NOTE A-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations: Peebles Inc. ("Peebles" or the "Company") is a wholly owned subsidiary of PHC Retail Holding Company ("PHC Retail"). PHC Retail, a closely held company, has no significant assets other than the entire equity interest of Peebles Inc. common stock, $.10 par value (the "Common Stock"). Peebles operates retail department stores offering predominately fashion merchandise for the entire family and selected home accessories. At November 1, 2003, the Company was operating 136 stores located primarily in small and medium sized communities, which typically do not have a mall-based department store. The stores serve communities in 17 states, located primarily in the Southeast and Mid-Atlantic.

Principles of Consolidation: The consolidated financial statements include the accounts of Peebles Inc. and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated.

NOTE B- SUBSEQUENT EVENT

On November 4, 2003, Stage Stores, Inc. acquired Peebles. The acquisition was made pursuant to an Agreement and Plan of Merger, dated as of October 7, 2003, and a First Amendment to Agreement and Plan of Merger, dated November 3, 2003, with PHC Retail Holding Company, the parent of Peebles. The purchase price for Peebles was approximately $174.9 million, including acquisition costs and net of cash acquired and debt assumed.

PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements give effect to the acquisition of Peebles Inc. ("Peebles") by Stage Stores, Inc. ("Stage Stores" or the "Company") (the "Acquisition"). The Acquisition, which was effective November 4, 2003 (the "Closing Date"), was made pursuant to an Agreement and Plan of Merger, dated as of October 7, 2003, and a First Amendment to Agreement and Plan of Merger, dated as of November 3, 2003, by and among the Company, Specialty Retailers (TX) LP, a wholly owned subsidiary of the Company, Stage Acquisition Corporation, a wholly owned subsidiary of the Company, and PHC Retail Holding Company ("PHC Retail"), the parent of Peebles. PHC Retail, a closely held company, had no significant assets or operations other than the entire equity interest of Peebles.

This Acquisition is being accounted for using the purchase method of accounting with an effective date for accounting purposes of November 1, 2003, the end of the Company's third fiscal quarter. The estimates of the fair value of the acquired assets and liabilities, and related estimated useful lives are based on valuations that are preliminary. These valuations may be updated with respect to deferred taxes, fixed assets, intangible assets and certain assumed liabilities, and may change from the amounts shown. The unaudited pro forma combined condensed financial statements are based on assumptions that the Company believes are reasonable under the circumstances and are presented for illustrative purposes only. They are not necessarily indicative of the operating results and financial position that might have been achieved had the transaction occurred as of an earlier or later date, nor are they necessarily indicative of operating results and financial position that may occur in the future.

The unaudited pro forma combined condensed financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto in (1) Stage Stores Annual Report on Form 10-K for the year ended February 1, 2003, (2) Stage Stores Quarterly Report on Form 10-Q for the thirty-nine weeks ended November 1, 2003, and (3) Peebles consolidated financial statements included in Appendices A and B to this Form 8-K/A.

The Acquisition was funded principally with proceeds from the sale of the Company's private label credit card portfolio on September 12, 2003 (the "Credit Card Portfolio Sale"). Accordingly, pro forma adjustments are being reflected to remove the historical operating results associated with the Company's private label credit card program as previously disclosed in the Form 8-K filed on September 22, 2003.

The unaudited pro forma combined condensed balance sheet as of November 1, 2003 gives effect to the Acquisition as of November 1, 2003. The unaudited pro forma combined condensed balance sheet as of November 1, 2003 has been derived from the unaudited historical consolidated balance sheets of Stage Stores and Peebles as of November 1, 2003.

As required by the rules of the Securities and Exchange Commission, the unaudited pro forma combined condensed statements of income for the thirty-nine weeks ended November 1, 2003 and the year ended February 1, 2003 give effect to the Acquisition as if it had occurred on the first day of the Company's 2002 fiscal year, with the exception that the purchase accounting adjustments were estimated based on the Closing Date.

The unaudited pro forma combined condensed statements of income for the year ended February 1, 2003 and for the thirty-nine weeks ended November 1, 2003 give effect to the Acquisition and the Credit Card Portfolio Sale, and have been derived from the audited historical consolidated statements of income of Stage Stores and Peebles for the year ended February 1, 2003 and the unaudited historical consolidated statements of income of Stage Stores and Peebles for the thirty-nine weeks ended November 1, 2003.

Unaudited Pro Forma Combined Condensed Balance Sheet
As of November 1, 2003
(in thousands, except par values)

	Historical
	Stage Stores,	Historical	Pro Forma		Pro Forma
	Inc.	Peebles Inc.	Adjustments		Combined
ASSETS
Cash and cash equivalents	$ 170,990	$ 303	$ (157,004)	1, 3(a)	$ 14,289
Accounts receivable, net	-	31,880	(307)	2(a)	31,573
Merchandise inventories, net	248,485	99,796	(7,596)	2(b)	340,685
Deferred income taxes	14,315	-	8,797	3(c), 3(d)	23,112
Prepaid expenses and other current assets	18,719	3,163	(396)	2(c)	21,486
Total current assets	452,509	135,142	(156,506)		431,145

Property, equipment and leasehold improvements, net	139,690	44,993	416	2(d)	185,099
Deferred income taxes	12,493	-	(12,493)	3(d)	-
Goodwill	-	35,223	47,326	2(e)	82,549
Intangible - trademark	-	-	14,910	2(f)	14,910
Other non-current assets, net	9,045	7,888	(4,273)	2(g), 2(h)	12,660

Total assets	$ 613,737	$ 223,246	$ (110,620)		$ 726,363

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$ 81,130	$ 28,837	$ -		$ 109,967
Deferred income taxes	-	1,480	(1,480)	3(d)	-
Current portion of long-term debt	200	-	-		200
Accrued expenses and other current liabilities	50,933	8,966	1,367	1, 2(h)	61,266
Total current liabilities	132,263	39,283	(113)		171,433

Long-term debt	482	53,736	16,234	3(a)	70,452
Deferred income taxes	-	9,685	(7,224)	3(c), 3(d)	2,461
Other long-term liabilities	29,962	3,979	(2,954)	2(h)	30,987
Total liabilities	162,707	106,683	5,943		275,333

Commitments and contingencies

Common stock, par value $0.01, 20,278
shares issued and outstanding	203	1	(1)	3(b)	203
Additional paid-in capital	366,564	59,490	(59,490)	3(b)	366,564
Treasury stock - at cost (1,169 shares)	(25,461)	-	-		(25,461)
Retained earnings	111,744	57,885	(57,885)	3(b)	111,744
Accumulated other comprehensive loss	(2,020)	(813)	813	3(b)	(2,020)
Stockholders' equity	451,030	116,563	(116,563)		451,030

Total liabilities and stockholders' equity	$ 613,737	$ 223,246	$ (110,620)		$ 726,363

Unaudited Pro Forma Combined Condensed Statement of Income
For the Year Ended February 1, 2003
(in thousands, except earnings per share)

					Pro Forma
			Pro Forma		Adjustments -
	Historical		Adjustments -		Sale of Stage
	Stage	Historical	Peebles		Credit Card		Pro Forma
	Stores, Inc.	Peebles Inc.	Acquisition		Portfolio		Combined
Net sales	$ 875,557	$ 314,067	$ -		$ -		$ 1,189,624
Cost of sales and related buying,
occupancy and distribution expenses	610,365	183,783	32,978	4	-		827,126

Gross profit	265,192	130,284	(32,978)		-		362,498

Selling, general and administrative expenses	176,202	97,262	(33,541)	4, 5, 6	15,051	9, 10	254,974
Store opening costs	869	-	-		-		869
Interest expense, net	1,777	4,923	413	7	-		7,113

Income before income tax	86,344	28,099	150		(15,051)		99,542

Income tax expense	31,947	9,975	478	8	(5,569)	8	36,831
Net income	$ 54,397	$ 18,124	$ (328)		$ (9,482)		$ 62,711

Net income per common share-basic	$ 2.78						$ 3.21
Net income per common share-diluted	$ 2.60						$ 2.99
Weighted average common shares outstanding - basic	19,550						19,550
Weighted average common shares outstanding - diluted	20,959						20,959

Unaudited Pro Forma Combined Condensed Statement of Income
For Thirty-Nine Weeks Ended November 1, 2003
(in thousands, except earnings per share)

					Pro Forma
					Adjustments -
			Pro Forma		Sale of
	Historical	Historical	Adjustments -		Stage Credit
	Stage	Peebles	Peebles		Card		Pro Forma
	Stores, Inc.	Inc.	Acquisition		Portfolio		Combined
Net sales	$ 603,657	$ 211,488	$ -		$ -		$ 815,145
Cost of sales and related buying,
occupancy and distribution expenses	427,602	126,376	25,108	11	-		579,086

Gross profit	176,055	85,112	(25,108)		-		236,059

Selling, general and administrative expenses	129,194	71,286	(25,531)	11, 12,13	10,871	16, 17	185,820
Store opening costs	1,574	-	-		-		1,574
Interest expense, net	1,736	3,112	309	14	-		5,157
Gain on sale on proprietary credit card portfolio, net	(12,218)	-	-		12,218	18	-
Income before income tax	55,769	10,714	114		(23,089)		43,508

Income tax expense	20,356	3,911	40	15	(8,427)	15	15,880
Net income	$ 35,413	$ 6,803	$ 74		$ (14,662)		$ 27,628

Net income per common share-basic	$ 1.87						$ 1.46
Net income per common share-diluted	$ 1.77						$ 1.38
Weighted average common shares outstanding - basic	18,930						18,930
Weighted average common shares outstanding - diluted	20,036						20,036

Stage Stores, Inc.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(in thousands)

Basis of Presentation

On November 4, 2003, the Company completed the acquisition of Peebles. The Acquisition is accounted for using the purchase method of accounting.  Under the purchase method of accounting, the purchase price is allocated to assets acquired, including identifiable intangible assets, and liabilities assumed based on their respective fair values on the Closing Date.  Purchase price in excess of net tangible, and identifiable intangible, assets and liabilities assumed has been recorded as goodwill.

Purchase Price Allocation

The following table sets forth the components of the purchase price:

Cash consideration paid at closing	$ 173,238
Estimated accrued acquisition costs	1,651
Total purchase consideration	174,889
Less: Historical net book value of net assets acquired	(116,563)
Purchase price in excess of historical net book value	58,326
Add: Adjustments to fair value of acquired net assets	24,223
Estimated goodwill	$ 82,549
In accordance with the provisions of Statement of Financial Accounting Standard No.142, Goodwill and Other Intangible Assets, the Company will not amortize goodwill and the trademark asset recorded in connection with the acquisition of Peebles. The Company will perform an annual impairment test of the goodwill and the trademark asset but has not yet determined what effect these tests will have on the results of operations or the financial position of the Company in future periods.

Pro Forma Adjustments

Balance Sheet Adjustments:

1.    Record payment of $173,238 in cash to Peebles shareholders and for related acquisition costs, and the accrual of unpaid acquisition costs of $1,651.

              2.    Record allocation of purchase price to Peebles' assets and liabilities, which includes:

                    (a)     On January 9, 2004, the Company entered into a definitive purchase and sale agreement with a subsidiary of Alliance Data System Corporation ("ADS") to sell Peebles' private label credit card portfolio. Closing is expected to occur during the first quarter of the 2004 fiscal year. The purchase and sale agreement provides for the Company to receive at closing an amount which approximates the amount of account balances outstanding at the time of closing. The Company will be obligated to reimburse ADS up to a total of $3.5 million during the first three years after the sale based on the non-attainment of a defined net portfolio yield performance. The adjustment to accounts receivable primarily reflects the Company's $3.5 million obligation related to the proposed sale of the private label credit card portfolio.

                (b)    Adjust inventory to eliminate the cost basis difference between LIFO and cost inventory using the retail method which reflects estimated net realizable value, less allowance for normal selling margin.

                (c)    Adjust supply inventory to conform to the Company's policy of expensing consumable store supplies when received.

                    (d)    Write-up to fixed assets for fair value adjustment based on appraisals and estimated depreciated replacement cost. See pro forma adjustments 5 and 12 for increase in depreciation related to increase in fair value. Amount is net of write-off of historical purchase accounting adjustments by Peebles related to prior acquisitions.

                    (e)    Write-off historical goodwill and record estimated goodwill resulting from the purchase price paid in excess of fair value of net tangible and identifiable intangibles assets and liabilities assumed.

                    (f)    Record trademark asset of $14,910.

                    (g)    Write-off of historical deferred financing costs and certain other intangible assets.

                    (h)    Adjust the obligation related to the defined benefit pension plan to an amount equal to the excess of the projected benefit obligation over the fair value of plan assets at November 1, 2003 and to write-off assets and liabilities associated with certain other supplemental benefit plans which were paid and terminated at closing of acquisition.

            3.     Other adjustments:

                    (a)    Borrowings of $69,970 made under the Company's credit facility to pay consideration for the transaction and repay debt assumed of $53,736.

                    (b)    Elimination of Peebles' equity balances as of November 1, 2003.

                    (c)    Recognition of deferred taxes on adjustments to fair value of acquired net assets and acquisition costs.

                    (d)    Reclassification of deferred tax liabilities for the financial statements presentation.

Statement of Income Adjustments for the fiscal year ended February 1, 2003:

            4.     Reclassify buying, occupancy and distribution expenses of $32,978 to cost of sales to conform historical Peebles' presentation to that of Stage Stores.

          5.   Record additional depreciation of $92 related to adjustment to fair value of fixed assets.

         6.   Reduce pension costs by $655 related to supplemental employee retirement plan and benefit restoration plan which were terminated at closing of the acquisition.

            7.    Record interest expense of $413 on incremental borrowings had the transaction occurred on February 2, 2002.

            8.    Adjust income tax provision to reflect the Company's statutory tax rate at 37%.

            9.    Reflect the removal of the historical income contribution related to the Credit Card Portfolio Sale:

Year Ended
February 1,
2003
Service charge and late fee income, net of charge-offs of $11,503	$ 71,081
Other revenues	670
Provision for bad debts	(33,693)
General and administrative costs	(14,734)
Subtotal before interest expense and other adjustments	23,324
Interest expense on securitization facility borrowings	(4,924)
Difference due to securitization accounting	493
Net credit income	$ 18,893

On January 9, 2004 the Company entered into a definitive purchase and sale agreement with a subsidiary of ADS to sell Peebles' private label credit card portfolio. Closing of the transaction is expected to occur during the first quarter of the 2004 fiscal year. The table below reflects the historical income contribution of the credit operations of Peebles for the year ended February 1, 2003 which is reflected as a reduction to selling, general and administrative expenses of Peebles. However, these amounts are not reflected as pro forma adjustments to the pro forma financial statements as the sale has not yet been consummated:

Year Ended
February 1,
2003
Service charge and late fee income	$ 7,920
Provision for bad debts	(5,847)
General and administrative costs	(2,060)
Credit contribution before cost of funds	$ 13

10. The Company received prepaid marketing funds of $13.4 million at closing of the Credit Card Portfolio Sale, which will be recognized as an offset to marketing expenses pro-rata over the ten year term of a Private Label Credit Card Program Agreement between the Company and a subsidiary of ADS (the "Program Agreement"). In the event of certain early termination events, the Company would be required to repay a pro-rata portion of the prepaid marketing funds. The Program Agreement additionally provides for reimbursement to the Company of defined eligible marketing expenses up to $2.5 million in the initial year of the Program Agreement and up to 0.6% of the prior year's credit sales annually thereafter. Under the terms of the Program Agreement, the Company is obligated to continue to promote use of the private label credit card and expects to incur marketing costs in excess of the amounts underwritten. Such credit card marketing costs are included in advertising expense. The pro forma results for Stage Stores reflect recognition of $3.8 million in marketing expenses reimbursements calculated as one-tenth of the prepaid marketing funds ($1.3 million) plus an additional reimbursement of $2.5 million for defined marketing expenses in the first year of the Program Agreement.

Among other provisions in the Program Agreement related to the Credit Card Portfolio Sale, during the initial year, credit sales will be processed at no charge (i.e. discount) to the Company. In future years, so long as the defined net yield of the portfolio remains within a specified range, credit sales will continue to be processed at no charge to the Company. Beginning October 1, 2004, and adjusted quarterly thereafter based on the then trailing twelve month portfolio performance, if the defined net yield is above or below the specified range, the Company will receive a premium or pay a discount equal to 50% of the excess or shortfall of the specified yield range divided by the defined portfolio turn rate. No premium or discount has been included in presenting the pro forma results for Stage Stores.

Statements of Income Adjustments for the thirty-nine week period ended November 1, 2003:

 11.   Reclassify buying, occupancy and distribution expenses of $25,108 to cost of sales to conform historical Peebles' presentation to that of Stage Stores.

               12.    Record additional depreciation of $69 related to adjustment to fair value of fixed assets.

           13.    Reduce pension costs by $492 related to supplemental employee retirement plan and benefit restoration plan which were terminated at closing of the acquisition.

              14.    Record interest expense of $309 on incremental borrowings had the transaction occurred on February 2, 2002.

              15.    Adjust income tax provision to reflect the Company's statutory tax rate of 36.5%.

16.    Reflect the removal of the historical income contribution related to the Credit Card Portfolio Sale:

Thirty-Nine
Weeks Ended
November 1,
2003
Service charge and late fee income, net of charge-offs of $6,815	$ 41,342
Other revenues	349
Provision for bad debts	(15,939)
General and administrative costs	(8,718)
Subtotal before interest expense and other adjustments	17,034
Interest expense on securitization facility borrowings	(2,106)
Difference due to securitization accounting	(1,341)
Net credit income	$ 13,587

On January 9, 2004, the Company entered into a definitive purchase and sale agreement with a subsidiary of ADS to sell Peebles' private label credit card portfolio. Closing of the transaction is expected to occur during the first quarter of the 2004 fiscal year. The table below reflects the historical income contribution of the credit operations of Peebles for thirty-nine weeks ended November 1, 2003 which is reflected as a reduction to selling, general and administrative expenses of Peebles. However, these amounts are not reflected as pro forma adjustments to the pro forma financial statements as the sale has not yet been consummated:

Thirty-Nine
Weeks Ended
November 1,
2003
Service charge and late fee income	$ 5,456
Provision for bad debts	(3,108)
General and administrative costs	(1,516)
Credit contribution before cost of funds	$ 832

17. The Company received prepaid marketing funds of $13.4 million at closing of the Credit Card Portfolio Sale, which will be recognized as an offset to marketing expenses pro-rata over the ten year term of the Program Agreement. In the event of certain early termination events, the Company would be required to repay a pro-rata portion of the prepaid marketing funds. The Program Agreement additionally provides for reimbursement to the Company of defined eligible marketing expenses up to $2.5 million in the initial year of the Program Agreement and up to 0.6% of the prior year's credit sales annually thereafter. Under the terms of the Program Agreement, the Company is obligated to continue to promote use of the private label credit card and expects to incur marketing costs in excess of the amounts underwritten. Such credit card marketing costs are included in advertising expense. The pro forma results for Stage Stores reflect recognition of $2.7 million in marketing expenses reimbursements calculated as one-tenth of the prepaid marketing funds ($1.3 million) plus an additional reimbursement of $2.3 million (calculated as 0.6% of fiscal year 2002 private label credit card sales) multiplied by 75% for a nine-month period presentation.

Among other provisions in the Program Agreement related to the Credit Card Portfolio Sale, during the initial year, credit sales will be processed at no charge (i.e. discount) to the Company. In future years, so long as the defined net yield of the portfolio remains within a specified range, credit sales will continue to be processed at no charge to the Company. Beginning October 1, 2004, and adjusted quarterly thereafter based on the then trailing twelve month portfolio performance, if the defined net yield is above or below the specified range, the Company will receive a premium or pay a discount equal to 50% of the excess or shortfall of the specified yield range divided by the defined portfolio turn rate. No premium or discount has been included in presenting the pro forma results for Stage Stores.

            18. Eliminate the gain on sale of credit card portfolio of $12,218.